Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38100) of our report dated June 29, 2016 relating to the financial statements and supplemental schedule of the Ennis, Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ BKM Sowan Horan, LLP

Addison, Texas

June 29, 2016